Apollo and Linear Report Continuing Ore Grade Improvements
at the Black Fox Mine

Denver, Colorado; Halifax, Nova Scotia; June 7, 2010 – Apollo Gold Corporation (TSX: APG, NYSE Amex: AGT) (“Apollo”) and Linear Gold Corp. (TSX: LRR) (“Linear”) report performance improvements at the Black Fox Mine are continuing with operating results during April and May 2010 demonstrating significant increases in ore grade and corresponding gold production compared to results for the first quarter of 2010 (“Q1 2010”).

During April and May 2010, the Black Fox Mine produced over 12,000 ounces of gold from 119,000 tonnes of ore milled at an average gold grade of approximately 3.5 grams per tonne at a 93% recovery rate.  The average ore grade was approximately 30% higher than Q1 2010 and in line with the mine plan.

For the full year 2010, Apollo expects to produce 90,000 to 100,000 ounces of gold at total cash costs of between $500 and $550 per ounce.  Production is expected to continue to trend higher and cash costs are projected to continue to trend lower during the second half of the year as underground ore production is blended with open pit ore production and expected to result in a higher overall ore grade at Black Fox.

During May 2010, Black Fox recorded its first sale of gold at the spot price, selling 1,019 ounces of gold at an average gold price of $1,220 per ounce.  All previous gold sales since the commencement of production in late May 2009 were delivered into Apollo’s gold hedge book at an approximate gold price of $876 per ounce.  For the period June through December 2010, Apollo expects to sell between 32,000 and 42,000 ounces of its estimated gold production to the spot market with a balance of approximately 31,700 ounces for delivery into the hedge book.  This would reduce Apollo’s hedge book to 142,685 ounces of gold at year-end 2010.

Underground Development Update

At the Black Fox Mine, construction work has begun in preparation for initial underground mining of ore in the third quarter of 2010 (“Q3 2010”).  Cementation Inc., the underground development and ventilation raise bore contractor, has been mobilizing its crews and equipment to the property.  All engineering and electrical design work and concrete foundations for surface facilities as well as the ventilation raise bore drill pad have been completed.  Mobile mining equipment, including three jumbo drills, three scoop trams, two 50-tonne capacity haul trucks and one 40-tonne capacity haul truck, has been ordered for delivery in Q3 2010.

During underground development, the contractor will handle initial underground ore production with Black Fox’s crews ramping up during Q3 2010.  Underground production is expected to reach a steady rate of 750 tonnes per day by the end of 2010.

Proposed Merger with Linear Gold

Pursuant to a definitive agreement executed by Apollo and Linear, Apollo and Linear agreed to a business combination (the “Merger”) by way of a court approved plan of arrangement to create an emerging Canadian mid-tier gold producer.  The consummation of the Merger as contemplated by the Arrangement Agreement is subject to a number of precedent conditions,  including approval of the shareholders of each of Apollo and Linear at respective shareholder meetings on June 24, 2010.  The parties currently anticipate that the Merger will be completed by the end of June 2010.  The proxy and management information circulars have been filed with the regulatory authorities and mailed to respective Apollo and Linear shareholders.

Contact Information:
For Apollo:
Wendy Yang, Vice President of Investor Relations
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

For Linear:
Sean Tufford, Director of Investor Relations
Phone: 902-422-1421	Toll Free: 1-866-785-0456
Email: info@lineargoldcorp.com	Website: www.lineargoldcorp.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. Apollo is also exploring the adjoining 100 percent owned Grey Fox and Pike River properties, all in the Timmins gold district in the Township of Black River-Matheson in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of Minefinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

About Linear

Linear Gold Corp. is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions.  The Goldfields property, representing Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Forward-looking Statements

Certain statements in this press release relating to the proposed Merger are “forward-looking statements” within the meaning of securities legislation.  These statements include statements about future production by Apollo, commencement of underground production, underground development and construction, future average ore grades and 2010 estimates of production and total cash costs, and statements regarding the Merger, including the ability of each of Apollo and Linear to obtain applicable shareholder approvals in respect of the proposed Merger, Linear and Apollo to obtain requisite court approval, the timing of the completion of the arrangement.  Neither Apollo nor Linear intends, nor assumes any obligation, to update these forward-looking statements, except as required by applicable securities laws. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labor disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. Neither Apollo nor Linear makes any representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors” and elsewhere in documents filed by Apollo and Linear from time to time with the Toronto Stock Exchange, the NYSE Amex Equities Exchange and, on SEDAR and with other regulatory authorities, including the United States Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo has filed a proxy statement with the SEC and with regulatory authorities in Canada and mailed such statement to its shareholders and Linear has filed an information circular with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/ INFORMATION CIRCULAR BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Shareholders are able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders are able to obtain a free-of-charge copy of Linear’s information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com.  Shareholders of Apollo can also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.  Shareholders of Linear can also obtain a free-of-charge copy of the information circular and other relevant documents by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website, www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.